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                                                                    EXHIBIT 21.1


                    SUBSIDIARIES OF McLEODUSA INCORPORATED


                                                                      State of
Name                                                               Incorporation
----                                                               -------------

McLeodUSA Telecommunications Services, Inc.                        Iowa

Consolidated Communication Inc.                                    Delaware

McLeodUSA Media Group, Inc.                                        Iowa

Dakota Telecommunications Group, Inc.                              Delaware

Info America Phone Books, Inc.                                     Michigan

Talking Directories, Inc.                                          Michigan

McLeodUSA Diversified, Inc.                                        Iowa

McLeodUSA Publishing Company                                       Iowa

McLeodUSA ATS, Inc.                                                Iowa

McLeodUSA ACS, Inc.                                                Iowa

MWR Towers, Inc.                                                   Iowa

Ruffalo, Cody & Associates, Inc.                                   Iowa

McLeodUSA Network Services, Inc.                                   Iowa

McLeodUSA Integrated Business Systems, Inc.                        Iowa

NewCom Companies, Inc.                                             Iowa

QST Communications Inc.                                            Iowa

Frontier Directory Company of Nebraska, Inc.                       Nebraska

Campus-Call, Inc.                                                  Iowa
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ESI Cabling Services Incorporated                                  Minnesota

DTG Community Telephone, Inc.                                      South Dakota

Dakota Telecom, Inc.                                               South Dakota

DTG Internet, Inc.                                                 South Dakota

DTG Communications, Inc.                                           South Dakota

DTG DataNet, Inc.                                                  South Dakota

Dakota Telecommunications Systems, Inc.                            South Dakota

Dakota Wireless Systems, Inc.                                      South Dakota

Consolidated Communications Operator Services Inc.                 Illinois

Consolidated Communications Public Services Inc.                   Illinois

Consolidated Communications Directories Inc.                       Illinois

Greene County Partners, Inc.                                       Illinois

Consolidated Market Response Inc.                                  Illinois

Illinois Consolidated Telephone Company                            Illinois

Consolidated Communications Systems & Services Inc.                Illinois

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